EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of $0.00001 per share, of Q&K International Group Limited, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of February 13, 2020.

Crescent Capital Investments Ltd.

By:	/s/ David McKee Hand
Name: David McKee Hand
Title: Director

CRESCENT GP LTD.

By:	/s/ David McKee Hand
Name: David McKee Hand
Title: Director

David McKee Hand

By:	/s/ David McKee Hand

Crescent Green Investments Ltd.

By:	/s/ David McKee Hand
Name: David McKee Hand
Title: Director

CP QK Singapore Pte Ltd.

By:	/s/ Yin Shao Siang
Name: Yin Shao Siang
Title: Director

Innovative Housing Solutions Pte. Ltd

By:	/s/ Kam Lian Je Jacinta
Name: Kam Lian Je Jacinta
Title: Director

[Signature Page to Schedule 13G Joint Filing Agreement]